EXHIBIT 23



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

DRYCLEAN USA, Inc.
Miami, Florida

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form S-8 (File No.  333-37574,  333-37576  and  333-37582) of our
report dated August 23, 2002, except for Note 5(b) which is as of September 23, 2002 relating to the consolidated financial statements of DRYCLEAN USA, Inc. appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

                                                        BDO Seidman, LLP

Miami, Florida
September 30, 2002